Exhibit 8.1

Subsidiaries of Amer Sports, Inc.

Name of Subsidiary	Jurisdiction of Incorporation
Amer Sports Holding (HK) Limited	China
Amer Sports Holding 3 Oy	Finland
Amer Sports Holding 2 Oy	Finland
Amer Sports Holding 1 Oy	Finland
Amer Sports Holding Oy	Finland
Amer Sports Corporation	Finland
Amer Industries EEU SRL	Romania
Amer Sports (China) Co. Ltd.	China
Amer Sports Shanghai Commercial Limited	China
Amer Sports Digital Services Oy	Finland
Amer Sports Europe GmbH	Germany
Amer Sports Czech Republic s.r.o.	Czech Republic
Amer Sports Deutschland GmbH	Germany
Amer Sports Europe Services GmbH	Germany
Amer Sports Export GmbH	Germany
Amer Sports Spain, S.A.	Spain
Amer Sports UK Services Limited	United Kingdom
Amer Sports UK Limited	United Kingdom
Amer Sports International Oy	Finland
Amernet Holding B.V.	Netherlands
Amer Sports Asia Services Limited	China

Amer Sports B.V., Leusden	Netherlands
Amer Sports Canada Inc.	Canada
Amer Sports European Center AG	Switzerland
Amer Sports HK Limited	China
Amer Sports Macau Sociedade Unipessoal	China
Amer Sports Shanghai Trading Ltd.	China
Shanghai Amer Sports Operations	China
Shanghai JingAn Amer Sports Goods Co.	China
Amer Sports Holding GmbH	Austria
Amer Sports Austria GmbH	Austria
Amer Sports Bulgaria EOOD	Bulgaria
Amer Sports Danmark A.p.S.	Denmark
Amer Sports Global Business Services Sp. z o.o.	Poland
Amer Sports Italia S.p.A.	Italy
Amer Sports Luxembourg S.a r.l.	Luxemburg
Amer Sports Norge A/S	Norway
Amer Sports Poland Sp. z o.o.	Poland
AO Amer Sports	Russia
Atomic Austria GmbH	Austria
Amer Sports Netherlands B.V.	Netherlands
Amer Sports Sourcing Ltd	China
Amer Sports Sourcing (Shenzhen) Limited	China
Amer Sports Sverige AB	Sweden
Amer Sports Vietnam Limited	Vietnam
Peak Performance Canada Inc.	Canada

SSO Portugal, Unipessoal LDA	Portugal
Amer Sports Company	United States
Albany Sports Co.	United States
Amer Sports Portland Design Center, Inc.	United States
Amer Sports Ski Acquisition Company	United States
Amer Sports U.S. Financing LLC	United States
Amer Sports Winter & Outdoor Company	United States
ENVE Composites LLC	United States
Wilson Sporting Goods Co.	United States
Amer Sports Australia Pty Ltd	Australia
Amer Sports Brazil LTDA.	Brazil
Amer Sports Japan, Inc.	Japan
Amer Sports Korea, Ltd.	South Korea
Amer Sports Malaysia Sdn Bhd	Malaysia
Wilmex Holding Company	United States
Nicaragua Apparel I Co	United States
Nicaragua Apparel II Co	United States
Nicaragua Apparel III Co	United States
Wells Apparel Nicaragua, Sociedad Anonima	Nicaragua
Wilson Sporting Goods Co. de Mexico, S.A. de C.V.	Mexico
Amer Sports Holding S.A.S.	France
Amer Sports France S.A.S.	France
Salomon S.A.	France
Amer Sports SA	Switzerland
Amer Sports RO s.r.l.	Romania
Amer Sports Suomi Oy	Finland
Amerintie 1 Oy	Finland
Amernet Holding Sverige AB	Sweden
Peak Performance Production AB	Sweden
Amer Sports Belgium NV	Belgium